Exhibit 99.1

Marrone Bio Innovations Announces Plans for CFO Succession

President and CFO James Boyd to Retire from the Company; Search Process for New CFO Underway

DAVIS, Calif., Sep. 22, 2020 — Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio”), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, announced today that company President and Chief Financial Officer James Boyd will retire from his positions.

A national search process for the new chief financial officer is underway, and Mr. Boyd will continue as president and CFO during the search process.

“Jim has been a key member of the senior management team and a highly-regarded leader for the company over the last seven years” said Chief Executive Officer Kevin Helash. “He has helped guide the company through its successful transition as a market leader in the agricultural biologicals space. On behalf of myself, the board of directors and the entire team at Marrone Bio Innovations, we want to thank Jim for his numerous contributions to the strength of the company and wish him the very best in his retirement.”

“The search for a new CFO is underway, and we are looking for an exceptional individual to help lead the company during its next phase of accelerated growth while ensuring we are brilliant at the basics that drive operational and financial excellence,” added Helash. “We have a solid financial team in place and expect the new CFO to be able to make a rapid transition and add immediate value.”

“I am proud to have helped build the company into a world-class organization with an unmatched product portfolio in sustainable biological products. Given our recent revenue growth and margin expansion, I am confident the company is poised to deliver meaningful shareholder value. I look forward to working with our finance team as we make this transition and ensure the company’s continuing success,” said Boyd.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the search process for a new CFO and the timing of Mr. Boyd’s retirement . Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the Company’s products, weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Company Contact:

Kevin Helash, Chief Executive Officer

Phone: 530-750-2800

info@marronebio.com

Investor Relations Contact:

Greg Falesnik or Luke Zimmerman

MZ Group – MZ North America

Phone: 949-385-6449

MBII@mzgroup.us